                                                                  EXHIBIT 10.122

                         EXECUTIVE EMPLOYMENT AGREEMENT


        This Executive Employment Agreement ("Agreement") is entered into as of the 14th day of December, 1999 (the "Effective Date"), by and between Michael C. Venuti, Ph.D. ("Executive") and Axys Pharmaceuticals, Inc. (the "Company").

        WHEREAS, the Company desires to continue to employ Executive to provide personal services to the Company, and wishes to provide Executive with certain compensation and benefits in return for Executive's services; and

        WHEREAS, Executive wishes to continue to be employed by the Company and provide personal services to the Company in return for certain compensation and benefits;

        NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, it is hereby agreed by and between the parties hereto as follows:


                                    ARTICLE I
                                   DEFINITIONS

        For purposes of the Agreement, the following terms are defined as follows:

1.1         "BOARD" means the Board of Directors of the Company.

1.2         "CAUSE" means:

            (a) Executive's intentional action or intentional failure to act that was performed in bad faith and to the material detriment of the business of the Company;

            (b) Executive's intentional refusal or intentional failure to act in accordance with any lawful and proper direction or order of the Board or the appropriate individual to whom Executive reports;

            (c) Executive's willful and habitual neglect of Executive's duties of employment;

            (d) Executive's violation of any noncompetition or noninterference agreement that Executive has entered into with the Company; or

            (e) Executive's conviction of a felony crime involving moral turpitude;

provided, however, that if any of the foregoing events under clauses (a), (b),
(c) or (d) above is capable of being cured, the Company shall provide written notice to Executive describing the nature of such event and Executive shall thereafter have ten (10) business days to cure such event.

                                       1.
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1.3         "CHANGE IN CONTROL" means the occurrence of any of the following events:

            (a) a dissolution, liquidation or sale of all or substantially all of the assets of the Company;

            (b) a merger or consolidation in which the Company is not the surviving corporation;

            (c) a reverse merger in which the Company is the surviving corporation but shares outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise; or

            (d) the acquisition by any person, entity or group within the meaning of Section 13(d) or 14(d) of the Exchange Act, or any comparable successor provisions (excluding any employee benefit plan, or related trust, sponsored or maintained by the Company or any Affiliate of the Company) of the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act, or comparable successor rule) of securities of the Company representing at least fifty percent (50%) of the combined voting power entitled to vote in the election of directors.

1.4 "COMPANY" means Axys Pharmaceuticals, Inc. or, following a Change in Control, the surviving entity resulting from such transaction.

1.5 "COVERED TERMINATION" means (i) an Involuntary Termination Without Cause that occurs at any time, without regard to a Change in Control, or (ii) a voluntary termination for Good Reason that occurs on or after the effective date of a Change in Control.

1.6 "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

1.7 "GOOD REASON" means that any of the following are undertaken without Executive's express written consent:

            (a) the assignment to Executive of any duties or responsibilities that results in any diminution or adverse change of Executive's position, status, circumstances of employment or scope of responsibilities;

            (b) a reduction by the Company in Executive's annual base salary as in effect on the effective date of the Change in Control;

            (c) the taking of any action by the Company that would adversely affect Executive's participation in, or reduce Executive's benefits under, the Company's benefit plans (including equity benefits) as of the effective date of the Change in Control, except to the extent the benefits of all other executives of the Company are similarly reduced;

            (d) a relocation of Executive's principal office to a location more than forty (40) miles from the location at which Executive was performing Executive's duties as

                                       2.
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of the effective date of the Change in Control, except for required travel by
Executive on the Company's business;

            (e) any material breach by the Company of any provision of this Agreement; or

            (f) any failure by the Company to obtain the assumption of this Agreement by any successor or assign of the Company.

1.8 "INVOLUNTARY TERMINATION WITHOUT CAUSE" means Executive's dismissal or discharge other than for Cause. The termination of Executive's employment as a result of Executive's death or disability will not be deemed to be an Involuntary Termination Without Cause.


                                   ARTICLE II
                            EMPLOYMENT BY THE COMPANY

2.1 POSITION AND DUTIES. Subject to terms set forth herein, the Company agrees to continue to employ Executive in the position of Senior Vice President, Research and Preclinical Development and Chief Technical Officer and Executive hereby accepts such continued employment. Executive shall serve in an executive capacity and shall perform such duties as are customarily associated with the position of Senior Vice President, Research and Preclinical Development and Chief Technical Officer and such other duties as are assigned to Executive by the Company's Chief Executive Officer. Executive will report to the Chief Executive Officer. During the term of Executive's employment with the Company, Executive will devote Executive's best efforts and substantially all of Executive's business time and attention (except for vacation periods as set forth herein and reasonable periods of illness or other incapacities permitted by the Company's general employment policies or as otherwise set forth in this Agreement) to the business of the Company.

2.2 EMPLOYMENT AT WILL. Both the Company and Executive shall have the right to terminate Executive's employment with the Company at any time, with or without Cause, and without prior notice. If Executive's employment with the Company is terminated, Executive will be eligible to receive severance benefits to the extent provided in this Agreement.

2.3 EMPLOYMENT POLICIES. The employment relationship between the parties shall also be governed by the general employment policies and practices of the Company, including those relating to protection of confidential information and assignment of inventions, except that when the terms of this Agreement differ from or are in conflict with the Company's general employment policies or practices, this Agreement shall control.


                                       3.
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                                   ARTICLE III
                                  COMPENSATION

3.1 BASE SALARY. Executive shall receive for services to be rendered hereunder an annual base salary of $250,000.00, payable on the regular payroll dates of the Company, subject to increase in the sole discretion of the Board of Directors.

3.2 BONUS. Executive shall be eligible for a discretionary bonus, in an amount to be determined solely by the Company, in its discretion.

3.3 STANDARD COMPANY BENEFITS. Executive shall be entitled to all rights and benefits for which Executive is eligible under the terms and conditions of the standard Company benefits and compensation practices that may be in effect from time to time and are provided by the Company to its executive employees generally.

3.4 COMPENSATORY STOCK AWARD. At the Board's meeting on the date hereof, the Board granted Executive an option to acquire seventy-five thousand (75,000) shares of the common stock of the Company (the "Option"). The Option has been granted pursuant to the Company's 1997 Equity Incentive Plan. The Option is an incentive stock option for purposes of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), to the extent permitted under the Code. The exercise price per share of the Option will be equal to one hundred percent (100%) of the fair market value of the Company's common stock, as determined pursuant to the Company's 1997 Equity Incentive Plan, on the date of grant. Subject to Executive's continued employment by the Company, the Option vests as to one-forty-eighth (1/48) of the shares of common stock subject to the Option each calendar month for forty-eight (48) months, counted from the Option's date of grant. In all other respects, the Option is to be governed by the terms of the Plan, including the option agreement and grant notice thereunder.


                                   ARTICLE IV
                    SEVERANCE AND CHANGE IN CONTROL BENEFITS

4.1 SEVERANCE BENEFITS. If Executive's employment terminates due to a Covered Termination after the date of execution of this Agreement, Executive shall receive any annual base salary and bonus compensation that has accrued but is unpaid as of the date of such Covered Termination. Within thirty (30) days following the date on which the Release described in Section 4.4 below becomes effective in accordance with its terms, Executive shall also receive a lump sum payment equal to one hundred percent (100%) of Executive's annual base salary as in effect during the last regularly scheduled payroll period immediately preceding the Covered Termination, all of the foregoing subject to applicable tax withholding. In addition, following a Covered Termination, Executive and Executive's covered dependents shall be eligible to continue their health care benefit coverage as permitted by COBRA (Internal Revenue Code Section 4980B) at the same cost to Executive as in effect immediately prior to the Covered Termination for the one (l)-year period following the Covered Termination. Executive shall be entitled to maintain

                                       4.

coverage for Executive and Executive's eligible dependents at Executive's own expense for the balance of the period that Executive is entitled to coverage under COBRA.

4.2 ACCELERATION OF VESTING OF OUTSTANDING OPTIONS.

            (a) If Executive's employment with the Company terminates due to a Covered Termination within thirteen (13) months following the effective date of a Change in Control, then the Option to purchase the Company's common stock granted to Executive pursuant to Section 3.3 above shall become immediately fully vested and exercisable as of the date of such Covered Termination.

            (b) Notwithstanding (a) above, if Executive's employment terminates in connection with a Change in Control that is a transaction that is accounted for as a pooling of interests for financial accounting purposes, then no portion of Executive's Option shall accelerate unless the Company receives reasonable assurances from its independent public accountants (and from the acquiring party's independent public accountants) that in their good faith judgment such acceleration will not affect the pooling of interests accounting treatment of such Change in Control transaction.

4.3 PARACHUTE PAYMENTS. If any payment or benefit Executive would receive in connection with a Change in Control from the Company or otherwise ("Payment") would (i) constitute a "parachute payment" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), and (ii) but for this sentence, be subject to the excise tax imposed by Section 4999 of the Code (the "Excise Tax"), then such Payment shall be reduced to the Reduced Amount. The "Reduced Amount" shall be either (x) the largest portion of the Payment that would result in no portion of the Payment being subject to the Excise Tax or (y) the largest portion, up to and including the total, of the Payment, whichever amount, after taking into account all applicable federal, state and local employment taxes, income taxes, and the Excise Tax (all computed at the highest applicable marginal rate), results in Executive's receipt, on an after-tax basis, of the greater amount of the Payment notwithstanding that all or some portion of the Payment may be subject to the Excise Tax. If a reduction in payments or benefits constituting "parachute payments" is necessary so that the Payment equals the Reduced Amount, reduction shall occur in the following order unless Executive elects in writing a different order (provided, however, that such election shall be subject to Company approval if made on or after the effective date of the Change in Control): reduction of cash payments; cancellation of accelerated vesting of stock awards; reduction of employee benefits. In the event that acceleration of vesting of stock award compensation is to be reduced, such acceleration of vesting shall be cancelled in the reverse order of the date of grant of Executive's stock awards unless Executive elects in writing a different order for cancellation.

        The accounting firm engaged by the Company for general audit purposes as of the day prior to the effective date of the Change in Control shall perform the foregoing calculations. If the accounting firm so engaged by the Company is serving as accountant or auditor for the individual, entity or group effecting the Change in Control, the Company shall appoint a nationally recognized accounting firm to make the determinations required

                                       5.

hereunder. The Company shall bear all expenses with respect to the determinations by such accounting firm required to be made hereunder.

        The accounting firm engaged to make the determinations hereunder shall provide its calculations, together with detailed supporting documentation, to the Company and Executive within fifteen (15) calendar days after the date on which Executive's right to a Payment is triggered (if requested at that time by the Company or Executive) or such other time as requested by the Company or Executive. If the accounting firm determines that no Excise Tax is payable with respect to a Payment, either before or after the application of the Reduced Amount, it shall furnish the Company and Executive with an opinion reasonably acceptable to Executive that no Excise Tax will be imposed with respect to such Payment. Any good faith determinations of the accounting firm made hereunder shall be final, binding and conclusive upon the Company and Executive.

4.4 RELEASE. Upon the occurrence of a Covered Termination, and prior to the receipt of any benefits under Section 4.1 (except pursuant to the first sentence thereof) and Section 4.2 on account of the occurrence of such Covered Termination, Executive shall execute a Release (the "Release") in the form attached hereto as Exhibit A or Exhibit B, as appropriate. Such Release shall specifically relate to all of Executive's rights and claims in existence at the time of such execution and shall confirm Executive's obligations under the Company's standard form of proprietary information agreement. It is understood that Executive has a certain period to consider whether to execute such Release, and Executive may revoke such Release within seven (7) business days after execution. In the event Executive does not execute such Release within the applicable period, or if Executive revokes such Release within the subsequent seven (7) business day period, none of the aforesaid benefits shall be payable under this Agreement and this Agreement shall be null and void.

4.5 MITIGATION. Executive shall not be required to mitigate damages or the amount of any payment provided under this Agreement by seeking other employment or otherwise, nor shall the amount of any payment provided for under this Agreement be reduced by any compensation earned by Executive as a result of employment by another employer or by any retirement benefits received by Executive after the date of the Covered Termination, or otherwise.


                                    ARTICLE V
                       PROPRIETARY INFORMATION OBLIGATIONS

5.1 AGREEMENT. Executive agrees to execute and abide by the Proprietary Information and Inventions Agreement attached hereto as Exhibit C.

5.2 REMEDIES. Executive's duties under the Proprietary Information and Inventions Agreement shall survive termination of Executive's employment with the Company and the termination of this Agreement. Executive acknowledges that a remedy at law for any breach or threatened breach by Executive of the provisions of the Proprietary Information and Inventions Agreement would be inadequate, and Executive therefore agrees that the

                                       6.

Company shall be entitled to injunctive relief in case of any such breach or threatened breach.


                                   ARTICLE VI
                               OUTSIDE ACTIVITIES

6.1 Except with the prior written consent of the Board, Executive shall not during the term of this Agreement undertake or engage in any other employment, occupation or business enterprise, other than ones in which Executive is a passive investor. Executive may engage in civic and not-for-profit activities so long as such activities do not materially interfere with the performance of Executive's duties hereunder.

6.2 During the term of Executive's employment by the Company, except on behalf of the Company, Executive shall not directly or indirectly, whether as an officer, director, stockholder, partner, proprietor, associate, representative, consultant, or in any capacity whatsoever engage in, become financially interested in, be employed by or have any business connection with any other person, corporation, firm, partnership or other entity whatsoever which were known by Executive to compete directly with the Company, throughout the world, in any line of business engaged in (or planned to be engaged in) by the Company; provided, however, that anything above to the contrary notwithstanding, Executive may own, as a passive investor, securities of any competitor corporation, so long as Executive's direct holdings in any one such corporation shall not in the aggregate constitute more than 1% of the voting stock of such corporation.


                                   ARTICLE VII
                                 NONINTERFERENCE

        While employed by the Company, and for one (1) year immediately following the date on which Executive terminates employment or otherwise ceases providing services to the Company, Executive agrees not to interfere with the business of the Company by soliciting or attempting to solicit any employee of the Company to terminate such employee's employment in order to become an employee, consultant or independent contractor to or for any competitor of the Company. Executive's duties under this Article 7 shall survive termination of Executive's employment with the Company and the termination of this Agreement.


                                  ARTICLE VIII
                               GENERAL PROVISIONS

8.1 NOTICES. Any notices provided hereunder must be in writing and shall be deemed effective upon the earlier of personal delivery (including personal delivery by telex) or the third day after mailing by first class mail, to the Company at its primary office location and to Executive at Executive's address as listed on the Company payroll.

                                       7.

8.2 SEVERABILITY. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provisions had never been contained herein.

8.3 WAIVER. If either party should waive any breach of any provisions of this Agreement, they shall not thereby be deemed to have waived any preceding or succeeding breach of the same or any other provision of this Agreement.

8.4 COMPLETE AGREEMENT. This Agreement and its Exhibit A, Exhibit B and Exhibit C constitute the entire agreement between Executive and the Company and are the complete, final, and exclusive embodiment of their agreement with regard to this subject matter. They are entered into without reliance on any promise or representation other than those expressly contained herein or therein, and they cannot be modified or amended except in a writing signed by an officer of the Company.

8.5 COUNTERPARTS. This Agreement may be executed in separate counterparts, any one of which need not contain signatures of more than one party, but all of which taken together will constitute one and the same Agreement.

8.6 HEADINGS. The headings of the sections hereof are inserted for convenience only and shall not be deemed to constitute a part hereof nor to affect the meaning thereof.

8.7 SUCCESSORS AND ASSIGNS. This Agreement is intended to bind and inure to the benefit of and be enforceable by Executive and the Company, and their respective successors, assigns, heirs, executors and administrators, except that Executive may not assign any of Executive's duties hereunder and Executive may not assign any of Executive's rights hereunder, without the written consent of the Company, which shall not be withheld unreasonably.

8.8 ARBITRATION. Unless otherwise prohibited by law or specified below, all disputes, claims and causes of action, in law or equity, arising from or relating to this Agreement or its enforcement, performance, breach, or interpretation shall be resolved solely and exclusively by final and binding arbitration held in San Francisco County, California through Judicial Arbitration & Mediation Services/Endispute ("JAMS") under the then existing JAMS arbitration rules. However, nothing in this section is intended to prevent either party from obtaining injunctive relief in court to prevent irreparable harm pending the conclusion of any such arbitration. Each party in any such arbitration shall be responsible for its own attorneys' fees, costs and necessary disbursement; provided, however, that if one party refuses to arbitrate and the other party seeks to compel arbitration by court order, if such other party prevails, it shall be entitled to recover reasonable attorneys' fees, costs and necessary disbursements. Pursuant to California Civil Code
Section 1717, each party warrants that it was represented by counsel in the

                                       8.

negotiation and execution of this Agreement, including the attorneys' fees provision herein.

8.9 ATTORNEYS' FEES. If either party hereto brings any action to enforce rights hereunder, each party in any such action shall be responsible for its own attorneys' fees and costs incurred in connection with such action.

8.10 CHOICE OF LAW. All questions concerning the construction, validity and interpretation of this Agreement will be governed by the law of the State of California.

        IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first above written.

                                           AXYS PHARMACEUTICALS, INC.



                                           By: /s/ John P. Walker
                                              ---------------------------------

                                           Date:   12/14/99
                                                -------------------------------

Accepted and agreed this
14th day of December, 1999


/s/ Michael C. Venuti
----------------------------
MICHAEL C. VENUTI, PH.D.

Exhibit A:  Release (Individual Termination)
Exhibit B:  Release (Group Termination)
Exhibit C:  Proprietary Information and Inventions Agreement


                                       9.

                                    EXHIBIT A

                                     RELEASE
                            (INDIVIDUAL TERMINATION)


        Certain capitalized terms used in this Release are defined in the Executive Employment Agreement (the "Agreement") which I have executed and of which this Release is a part.

        I hereby confirm my obligations under the Company's proprietary information and inventions agreement.

        I acknowledge that I have read and understand Section 1542 of the California Civil Code which reads as follows: "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR." I hereby expressly waive and relinquish all rights and benefits under that section and any law of any jurisdiction of similar effect with respect to my release of any claims I may have against the Company.

        Except as otherwise set forth in this Release, in consideration of benefits I will receive under the Agreement, I hereby release, acquit and forever discharge the Company, its parents and subsidiaries, and their officers, directors, agents, servants, employees, shareholders, successors, assigns and affiliates, of and from any and all claims, liabilities, demands, causes of action, costs, expenses, attorneys' fees, damages, indemnities and obligations of every kind and nature, in law, equity, or otherwise, known and unknown, suspected and unsuspected, disclosed and undisclosed (other than any claim for indemnification I may have as a result of any third party action against me based on my employment with the Company), arising out of or in any way related to agreements, events, acts or conduct at any time prior to and including the date I execute this Release, including, but not limited to: all such claims and demands directly or indirectly arising out of or in any way connected with my employment with the Company or the termination of that employment, including but not limited to, claims of intentional and negligent infliction of emotional distress, any and all tort claims for personal injury, claims or demands related to salary, bonuses, commissions, stock, stock options, or any other ownership interests in the Company, vacation pay, fringe benefits, expense reimbursements, severance pay, or any other form of compensation; claims pursuant to any federal, state or local law or cause of action including, but not limited to, the federal Civil Rights Act of 1964, as amended; the federal Age Discrimination in Employment Act of 1967, as amended ("ADEA"); the federal Employee Retirement Income Security Act of 1974, as amended; the federal Americans with Disabilities Act of 1990; the California Fair Employment and Housing Act, as amended; tort law; contract law; statutory law; common law; wrongful discharge; discrimination; fraud; defamation; emotional distress; and breach of the implied covenant of good faith and fair dealing; provided, however, that nothing in this paragraph shall be construed in any way to release the Company from its obligation to indemnify me pursuant to the Company's indemnification obligation pursuant to agreement or applicable law.

        I acknowledge that I am knowingly and voluntarily waiving and releasing any rights I may have under ADEA. I also acknowledge that the consideration given under the Agreement

                                       1.

for the waiver and release in the preceding paragraph hereof is in addition to anything of value to which I was already entitled. I further acknowledge that I have been advised by this writing, as required by the ADEA, that: (A) my waiver and release do not apply to any rights or claims that may arise on or after the date I execute this Release; (B) I have the right to consult with an attorney prior to executing this Release; (C) I have twenty-one (21) days to consider this Release (although I may choose to voluntarily execute this Release earlier); (D) I have seven (7) days following the execution of this Release by the parties to revoke the Release; and (E) this Release shall not be effective until the date upon which the revocation period has expired, which shall be the eighth (8th) day after this Release is executed by me.

                                              MICHAEL C. VENUTI, PH.D.



                                              ----------------------------------
                                              Date:
                                                   -----------------------------



                                       2.

                                    EXHIBIT B

                                     RELEASE
                               (GROUP TERMINATION)


        Certain capitalized terms used in this Release are defined in the Executive Employment Agreement (the "Agreement") which I have executed and of which this Release is a part.

        I hereby confirm my obligations under the Company's proprietary information and inventions agreement.

        I acknowledge that I have read and understand Section 1542 of the California Civil Code which reads as follows: "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR." I hereby expressly waive and relinquish all rights and benefits under that section and any law of any jurisdiction of similar effect with respect to my release of any claims I may have against the Company.

        Except as otherwise set forth in this Release, in consideration of benefits I will receive under the Agreement, I hereby release, acquit and forever discharge the Company, its parents and subsidiaries, and their officers, directors, agents, servants, employees, shareholders, successors, assigns and affiliates, of and from any and all claims, liabilities, demands, causes of action, costs, expenses, attorneys' fees, damages, indemnities and obligations of every kind and nature, in law, equity, or otherwise, known and unknown, suspected and unsuspected, disclosed and undisclosed (other than any claim for indemnification I may have as a result of any third party action against me based on my employment with the Company), arising out of or in any way related to agreements, events, acts or conduct at any time prior to and including the date I execute this Release, including, but not limited to: all such claims and demands directly or indirectly arising out of or in any way connected with my employment with the Company or the termination of that employment, including but not limited to, claims of intentional and negligent infliction of emotional distress, any and all tort claims for personal injury, claims or demands related to salary, bonuses, commissions, stock, stock options, or any other ownership interests in the Company, vacation pay, fringe benefits, expense reimbursements, severance pay, or any other form of compensation; claims pursuant to any federal, state or local law or cause of action including, but not limited to, the federal Civil Rights Act of 1964, as amended; the federal Age Discrimination in Employment Act of 1967, as amended ("ADEA"); the federal Employee Retirement Income Security Act of 1974, as amended; the federal Americans with Disabilities Act of 1990; the California Fair Employment and Housing Act, as amended; tort law; contract law; statutory law; common law; wrongful discharge; discrimination; fraud; defamation; emotional distress; and breach of the implied covenant of good faith and fair dealing; provided, however, that nothing in this paragraph shall be construed in any way to release the Company from its obligation to indemnify me pursuant to the Company's indemnification obligation pursuant to agreement or applicable law.

        I acknowledge that I am knowingly and voluntarily waiving and releasing any rights I may have under ADEA. I also acknowledge that the consideration given under the Agreement

                                       1.

for the waiver and release in the preceding paragraph hereof is in addition to anything of value to which I was already entitled. I further acknowledge that I have been advised by this writing, as required by the ADEA, that: (A) my waiver and release do not apply to any rights or claims that may arise on or after the date I execute this Release; (B) I have the right to consult with an attorney prior to executing this Release; (C) I have forty-five (45) days to consider this Release (although I may choose to voluntarily execute this Release earlier); (D) I have seven (7) days following the execution of this Release by the parties to revoke the Release; (E) this Release shall not be effective until the date upon which the revocation period has expired, which shall be the eighth day (8th) after this Release is executed by me; and (F) I have received with this Release a detailed list of the job titles and ages of all employees who were terminated in this group termination and the ages of all employees of the Company in the same job classification or organizational unit who were not terminated.

                                              MICHAEL C. VENUTI, PH.D.



                                              ----------------------------------
                                              Date:
                                                   -----------------------------



                                       2.

                                    EXHIBIT C

                PROPRIETARY INFORMATION AND INVENTIONS AGREEMENT

                        ARRIS PHARMACEUTICAL CORPORATION

                    EMPLOYMENT, CONFIDENTIAL INFORMATION AND
                         INVENTION ASSIGNMENT AGREEMENT

        As a condition of my employment with ARRIS Pharmaceutical Corporation ("ARRIS"), and in consideration of my employment with ARRIS and my receipt of the compensation now and hereafter paid to me by ARRIS, I agree to the following:

        1. AT-WILL EMPLOYMENT. I understand and acknowledge that my employment with ARRIS is for an unspecified duration and constitutes "at-will" employment. I acknowledge that this employment relationship may be terminated at any time, with or without cause, at the option of either ARRIS or myself, with or without notice.

        2. CONFIDENTIAL INFORMATION.

            (a) ARRIS AND THIRD PARTY INFORMATION. I agree at all times during the term of my employment and thereafter, to hold in strictest confidence, and not to use, except for the benefit of ARRIS, or to disclose to any person, firm or corporation without written authorization of an officer of ARRIS, any Confidential Information of ARRIS. I understand that "Confidential Information" means any ARRIS proprietary information, technical data, trade secrets or know-how, including, but not limited to, research and product plans, products, services, customer lists and customers (including, but not limited to, customers of ARRIS on whom I called or with whom I became acquainted during the term of my employment), markets, developments, inventions, processes, formulas, technology, marketing, finances or other business information disclosed to me by ARRIS either directly or indirectly in writing, orally or otherwise. I recognize that ARRIS has received and in the future will receive from third parties their confidential or proprietary information subject to a duty on ARRIS's part to maintain the confidentiality of such information and to use it only for certain limited purposes, and I understand that such information is also Confidential Information. I further understand that Confidential Information does not include any of the foregoing items that has become publicly known and made generally available through no wrongful act of mine or of others who were under confidentiality obligations as to the item or items involved.

            (b) FORMER EMPLOYER INFORMATION. I agree that I will not, during my employment with ARRIS, improperly use or disclose any proprietary information or trade secrets of any former or concurrent employer or other person or entity and that I will not bring onto the premises of ARRIS any unpublished document or proprietary information belonging to any such employer, person or entity unless consented to in writing by such employer, person or entity.

        3. INVENTIONS.

            (a) INVENTIONS RETAINED AND LICENSED. I have attached hereto, as Exhibit A, a list describing all inventions, original works of authorship, developments, improvements, and trade secrets that were made by me prior to my employment with ARRIS (collectively referred to as "Prior Inventions"), that belong to me, that relate to ARRIS's proposed business, products or research and development, and that are not assigned to ARRIS hereunder; or, if no such list is attached, I represent that there are no such Prior Inventions. If in the course of my employment with ARRIS, I incorporate into a ARRIS product, process or machine a Prior Invention owned by me or in which I have an interest, ARRIS is hereby granted and will have a non-exclusive, royalty-free, irrevocable, perpetual, worldwide license, with the right to grant sublicenses, to make, have made, modify, use, and sell such Prior Invention as part of or in connection with such product, process or machine.

            (b) ASSIGNMENT OF INVENTIONS. I agree that I will promptly make full written disclosure to ARRIS, and will hold in trust for the sole right and benefit of ARRIS, and hereby assign to ARRIS, or its designee, all my right, title, and interest in and to any and all inventions, original works of authorship, developments, concepts, improvements or trade secrets, whether or not patentable or registrable under patent, copyright or similar laws, that I may solely or jointly conceive or develop or reduce to practice, or cause to be conceived or developed or reduced to practice, during the period of time I am in the employ of ARRIS (collectively referred to as "Inventions"), except as provided in Section 3(e) below. I further acknowledge that all original works of authorship that are made by me (solely or jointly with others) within the scope of and during the period of my employment with ARRIS and that are protectable by copyright are works made for hire," as that term is defined in the United States Copyright Act.

            (c) MAINTENANCE OF RECORDS. I agree to keep and maintain adequate and current written records of all inventions made by me (solely or jointly with others) during the term of my employment with ARRIS. The records will be in the form of notes, sketches, drawings, and any other format that may be specified by ARRIS. The records will be available to and remain the sole property of ARRIS at all times.

            (d) PATENT AND COPYRIGHT REGISTRATIONS. I agree to assist ARRIS's, or its designee, at ARRIS's expense, in every way to secure ARRIS' rights in the Inventions and any copyrights, patents, mask work rights or other intellectual property rights relating thereto in any and all countries, including disclosing to ARRIS all pertinent information and data with respect thereto, and executing all applications, specifications, oaths, assignments and all other instruments that ARRIS shall deem necessary in order to apply for and obtain such rights and in order to assign and convey to ARRIS, its successors, assigns and nominees the sole and exclusive rights, title and interest in and to such Inventions, and any copyrights, patents, mask work rights or other intellectual property rights relating thereto. I further agree that my obligation to execute or cause to be executed, when it is in my power to do so, any such instrument or papers will continue after the termination of this Agreement. If ARRIS is unable because of my mental of physical incapacity or for any other reason to secure my signature to apply for or to pursue any application for any United States or foreign patents or copyright registrations covering Inventions or original works of authorship assigned to ARRIS as above, then I hereby irrevocably designate and appoint ARRIS and its duly authorized officers and agents as my agent and attorney in fact, to act for and in my behalf and stead to execute and file any such applications and to do all other lawfully permitted acts to further the prosecution and issuance of letters patent or copyright registrations thereon with the same legal force and effect as if executed by me.

            (e) EXCEPTION TO ASSIGNMENTS. I understand that the provisions of this Agreement requiring assignment of Inventions to ARRIS do not apply to any invention that qualifies fully under the provisions of California Labor Code
Section 2870 (attached hereto as Exhibit B). I will advise ARRIS promptly in writing of any inventions that I believe meet the criteria in California Labor Code Section 2870 and that are not otherwise disclosed in Exhibit A.

        4. CONFLICTING EMPLOYMENT. I agree that, during the term of my employment with ARRIS, I will not engage in any other employment, occupation, consulting or other business activity directly related to the business in which ARRIS is now involved or becomes involved during the term of my employment, nor will I engage in any other activities that conflict with my obligations to ARRIS.

        5. RETURNING ARRIS DOCUMENTS. I agree that, at the time of leaving the employ of ARRIS, I will deliver to ARRIS (and will not keep in my possession, recreate or deliver to anyone else) any and all documents or property, or reproductions of any such documents or property, developed by me pursuant to my employment with ARRIS or otherwise belonging to ARRIS, its successors or assigns.


        6. SOLICITATION OF EMPLOYEES. I agree that for a period of twelve (12) months immediately following the termination of my relationship with ARRIS for any reason, whether with or without cause, I will not either directly or indirectly solicit, induce, recruit or encourage any of ARRIS's employees to leave their employment, or take away such employees, or attempt to solicit, induce, recruit, encourage or take away employees of the ARRIS, either for myself or for any other person or entity.

        7. REPRESENTATIONS. I agree to execute any proper oath or verify any proper document requested by ARRIS to carry out the terms of this Agreement. I represent that my performance of all the terms of this Agreement will not breach any agreement to keep in confidence proprietary information acquired by me in confidence or in trust prior to my employment by ARRIS. I have not entered into, and I agree I will not enter into, any oral or written agreement in conflict with the terms of this Agreement.

        8. ARBITRATION AND EQUITABLE RELIEF.

            (a) ARBITRATION. Except as provided in Section 8(b) below, I agree that any dispute or controversy arising out of or relating to any interpretation, construction, performance or breach of this Agreement, will be settled by arbitration to be held in San Mateo County, California, in accordance with the rules then in effect of the American Arbitration Association. The arbitrator may grant injunctions or other relief in such dispute or controversy. The decision of the arbitrator will be final, conclusive and binding on the parties to the arbitration. Judgment may be entered on the arbitrator's decision in any court having jurisdiction. ARRIS and I will each pay one-half of the costs and expenses of such arbitration, and each of us will separately pay our counsel fees and expenses.

            (b) EQUITABLE REMEDIES. I agree that it would be impossible or inadequate to measure and calculate ARRIS's damages for any breach of the covenants set forth in Sections 2,3, and 5 herein. Accordingly, I agree that if I breach my obligations under any of such Sections, ARRIS will have, in addition to any other right or remedy available, the right to obtain injunction from a court of competent jurisdiction restraining such breach or threatened breach and to specific performance of any such provision of this Agreement. I further agree that no bond or other security will be required in obtaining such equitable relief and I hereby consent to the issuance of such injunction and to the ordering of specific performance. I hereby further consent to the personal jurisdiction of the state and federal courts located in California for any lawsuit filed there against me by ARRIS arising from or relating to this Agreement.

        9. GENERAL PROVISIONS

            (a) GOVERNING LAW. This agreement will be governed by the laws of the State of California without reference to conflicts of laws principles.

            (b) ENTIRE AGREEMENT. This Agreement sets forth the entire agreement and understanding between ARRIS and me relating to the subject matter hereof and merges all prior discussions between us. No modification of or amendment to this Agreement, or any waiver of any rights under this Agreement, will be effective unless in writing signed by the party to be charged. Any subsequent change or changes in my duties, salary or compensation will not affect the validity or scope of this Agreement.

            (c) SEVERABILITY. If one or more of the provisions in this Agreement are deemed void by law, then the remaining provisions will continue in full force and effect.

            (d) SUCCESSORS AND ASSIGNS. This Agreement will be binding upon my heirs, executors, administrators and other legal representatives and will be for the benefit of ARRIS, its successors, and its assigns.





    Date:    11/4/94                         Signature:  /s/ Michael C. Venuti
           ------------------------------               ------------------------

                                               Michael C. Venuti
                                             --------------------------------
                                             Name of Employee (typed or printed)



     ARRIS Pharmaceuticals, Inc.

     Name: /s/ Linda Ballenger
          -------------------------------
     Print Name: Linda Ballenger
                -------------------------
     Title:  Comp. & Benefits Manager
            -----------------------------

                                    EXHIBIT A
                            LIST OF PRIOR INVENTIONS
                        AND ORIGINAL WORKS OF AUTHORSHIP

                                                                Identifying # or
Title __________________________________ Date _______________ Brief Description







 X  No inventions or improvements

_____ Additional sheets attached


Signature of Employee /s/ Michael C. Venuti
                      ----------------------
Print Name of Employee Michael C. Venuti
                      ----------------------
Date 11/4/94
     -------


Signature of Supervisor Heinz Gschwend
                        ------------------
Print Name of Supervisor Heinz Gschwend
                        ------------------
Date  11/9/94
      -------

                                    EXHIBIT B
                       CALIFORNIA LABOR CODE SECTION 2870
                   EMPLOYMENT AGREEMENTS; ASSIGNMENT OF RIGHTS

        "(a) Any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using the employer's equipment, supplies, facilities, or trade secret information except for those inventions that either:



                (1) Relate at the time of conception or reduction to practice of the invention to the employer's business, or actual or demonstrably anticipated research or development of the employer.



                (2) Result from any work performed by the employee for the employer.



                (3) To the extent a provision in an employee agreement purports to require an employee to assign an invention otherwise excluded from being required to be assigned under subdivision (a), the provision is against the public policy of this state and is unenforceable."